STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,
                                     SELLER

                                   FANNIE MAE
          Guarantor (with respect to the Class I-A Certificates and the
                            Class II-A Certificates)

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       and

                            EMC MORTGAGE CORPORATION,
                                 MASTER SERVICER


                       -----------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 2002

                       -----------------------------------


                   Structured Asset Mortgage Investments Inc.
           Bear Stearns ARM Trust, Mortgage Pass-Through Certificates

                                  Series 2002-1

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I

   Definitions..............................................................................2

ARTICLE II

   Conveyance of Mortgage Loans;
   Original Issuance of Certificates.......................................................32
      Section 2.01    Conveyance of Mortgage Loans to Trustee..............................32
      Section 2.02    Acceptance of Mortgage Loans by Trustee..............................34
      Section 2.03    Assignment of Interest in the Mortgage Loan Purchase Agreement
       ....................................................................................36
      Section 2.04    Substitution of Mortgage Loans.......................................37
      Section 2.05    Issuance of Certificates.............................................38
      Section 2.06    Representations and Warranties Concerning the Seller.................38

ARTICLE III

   Servicing of the Mortgage Loans.........................................................40

 ...........................................................................................40
   Section 3.01    Administration and Servicing of Mortgage Loans..........................40
   Section 3.02    Remic-related Covenants.................................................41
   Section 3.03    Subservicing; Monitoring of Subservicers; Enforcement of Obligations
                    .......................................................................41
   Section 3.04    Successor Master Servicer and Subservicing Agreements...................42
   Section 3.05    Rights of the Seller and the Trustee in Respect of the Master Servicer..43
   Section 3.06    Due-on-sale Clauses; Assumption Agreements..............................43
   Section 3.07    Release of Mortgage Files...............................................44
   Section 3.08    Documents, Records and Funds in Possession of Master Servicer to
                   be Held for Trustee.....................................................45
   Section 3.09    Maintenance of Hazard Insurance.........................................46
   Section 3.10    Presentment of Claims and Collection of Proceeds........................47
   Section 3.11    [Reserved]..............................................................47
   Section 3.12    Trustee to Retain Possession of Certain Insurance Policies
                   and Documents...........................................................47
   Section 3.13    Realization Upon Defaulted Mortgage Loans; Determination of Excess
                   Liquidation Proceeds and Realized Losses; Repurchases of
                   Certain Mortgage Loans..................................................47
   Section 3.14    Servicing Compensation..................................................50
   Section 3.15    REO Property............................................................50

   Section 3.16    Annual Officer's Certificate as to Compliance...........................51
   Section 3.17    Annual Independent Accountant's Servicing Report........................51
   Section 3.18    Reports Filed With Securities and Exchange Commission...................52
   Section 3.19    Access to Certain Documentation.........................................52
   Section 3.20    Optional Purchase of Defaulted Mortgage Loans...........................53
   Section 3.21    Agreement to Appoint Special Servicer...................................53

ARTICLE IV

   Accounts................................................................................56
   Section 4.01    Collection of Mortgage Loan Payments; Protected Account.................56
   Section 4.02    Permitted Withdrawals From the Protected Account........................58
   Section 4.03    Collection of Taxes; Assessments and Similar Items; Escrow Accounts
                    .......................................................................59
   Section 4.04    Distribution Account....................................................60
   Section 4.05    Permitted Withdrawals and Transfers From the Distribution Account.......60
      Section 4.06    The Guaranty.........................................................61

ARTICLE V

   Certificates............................................................................62
      Section 5.01    Certificates.........................................................62
      Section 5.02    Registration of Transfer and Exchange of Certificates................68
      Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates....................71
      Section 5.04    Persons Deemed Owners................................................71
      Section 5.05    Transfer Restrictions On Residual Certificates.......................72
      Section 5.06    Restrictions On Transferability of Certificates......................73
      Section 5.07    ERISA Restrictions...................................................73
      Section 5.08    Rule 144A Information................................................74

ARTICLE VI

   Payments to Certificateholders..........................................................75
      Section 6.01    Distributions On the Certificates....................................75
      Section 6.02    Allocation of Losses.................................................79
      Section 6.03    Payments.............................................................81
      Section 6.04    Statements to Certificateholders.....................................81
      Section 6.05    Monthly Advances.....................................................84
      Section 6.06    Compensating Interest Payments.......................................85

ARTICLE VII

   The Seller and the Master Servicer......................................................86
   Section 7.01    Respective Liabilities of the Master Servicer and the Seller............86
   Section 7.02    Merger or Consolidation of the Master Servicer or the Seller............86

   Section 7.03    Limitation On Liability of the Seller, the Guarantor,
                   the Master Servicer and Others..........................................86
   Section 7.04    Limitation On Resignation of Master Servicer............................87
   Section 7.05    Errors and Omissions Insurance; Fidelity Bonds..........................87

ARTICLE VIII

   Default.................................................................................88
      Section 8.01    Events of Default....................................................88
      Section 8.02    Trustee to Act; Appointment of Successor.............................89
      Section 8.03    Notification to Certificateholders...................................90
      Section 8.04    Waiver of Defaults...................................................90
      Section 8.05    List of Certificateholders...........................................91

ARTICLE IX

   Concerning the Trustee..................................................................92
      Section 9.01    Duties of Trustee....................................................92
      Section 9.02    Certain Matters Affecting the Trustee................................94
      Section 9.03    Trustee Not Liable for Certificates or Mortgage Loans................95
      Section 9.04    Trustee May Own Certificates.........................................96
      Section 9.05    Trustee's Fee and Compensation; Expenses.............................96
      Section 9.06    Eligibility Requirements for Trustee.................................96
      Section 9.07    Insurance............................................................97
      Section 9.08    Resignation and Removal of the Trustee...............................97
      Section 9.09    Successor Trustee....................................................98
      Section 9.10    Merger or Consolidation of Trustee...................................98
      Section 9.11    Appointment of Co-trustee or Separate Trustee........................98
      Section 9.12    Federal Information Returns and Reports to
      Certificateholders; REMIC Administration.............................................99

ARTICLE X

   Termination............................................................................102
      Section 10.01   Termination Upon Repurchase by the Seller or
      its Designee or Liquidation of the Mortgage Loans...................................102
      Section 10.02   Additional Termination Requirements.................................104

ARTICLE XI

   Miscellaneous Provisions...............................................................106
      Section 11.01   Intent of Parties...................................................106
      Section 11.02   Amendment...........................................................106
      Section 11.03   Recordation of Agreement............................................107
      Section 11.04   Limitation On Rights of Certificateholders..........................107
      Section 11.05   Acts of Certificateholders..........................................108

      Section 11.06   Governing Law.......................................................109
      Section 11.07   Notices.............................................................109
      Section 11.08   Severability of Provisions..........................................109
      Section 11.09   Successors and Assigns..............................................109
      Section 11.10   Article and Section Headings........................................110
      Section 11.11   Counterparts........................................................110
      Section 11.12   Notice to Rating Agencies and the Guarantor.........................110

                                    EXHIBITS

Exhibit A-1   -  Form of Class A Certificates
Exhibit A-2   -  Form of Class B Certificates
Exhibit A-3   -  Form of Class R Certificates
Exhibit B     -  Mortgage Loan Schedule
Exhibit C     -  [Reserved]
Exhibit D     -  Request for Release of Documents
Exhibit E     -  Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1   -  Form of Investment Letter
Exhibit F-2   -  Form of Rule 144A and Related Matters Certificate
Exhibit G     -  Mortgage Loan Purchase Agreement
Exhibit H-1   -  Trustee's Initial Certification
Exhibit H-2   -  Trustee's Interim Certification
Exhibit H-3   -  Trustee's Final Certification

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------

     Pooling and Servicing Agreement dated as of January 1, 2002, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller"), Fannie Mae, as guarantor of the Class I-A Certificates and the Class II-A Certificates (the "Guarantor"), Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") and EMC Mortgage Corporation ("EMC"), as master servicer (in such capacity, the "Master Servicer").

                              PRELIMINARY STATEMENT

     On or prior to the Closing Date, the Seller acquired the Mortgage Loans from EMC Mortgage Corporation (in such capacity, the "Mortgage Loan Seller"). On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC IA to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IA Regular Interests will be designated "regular interests" in such REMIC and the Class R-IA Interest will be designated the "residual interests" in such REMIC.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC IB to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IB Regular Certificates will be designated "regular interests" in such REMIC and the Class R-IB Interest will be designated the "residual interests" in such REMIC.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated "regular interests" in such REMIC and the Class R-II Interest will be designated the "residual interests" in such REMIC.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Certificates will be designated "regular interests" in such REMIC and the Class R-III Interest will be designated the "residual interests" in such REMIC.

     The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $162,168,706.

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Guarantor and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (a) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (except in its capacity as successor to the Master Servicer), or (b) with respect to the Master Servicer, as provided in this Agreement or, with respect to any subservicer, as provided in the related Subservicing Agreement, but, in each case, in no event below the standard set forth in clause (a).

     ACCOUNT: The Distribution Account or the Protected Accounts as the context may require.

     ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and, after the Cross-Over Date, the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g) and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g).

     AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     ALLOCABLE SHARE: With respect to each Class of Subordinate Certificates:

     (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

     (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

     APPLICABLE CREDIT RATING: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, or a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

     APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Trustee delivered to it by the Master Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     APPRAISED VALUE: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     ASSUMED FINAL DISTRIBUTION DATE: August 25, 2024, or if such day is not a Business Day, the next succeeding Business Day.

     AVAILABLE FUNDS: With respect to any Distribution Date, the sum of the Group 1, Group 2 and Group 3 Available Funds for such Distribution Date.

     AVERAGE LOSS SEVERITY: With respect to any period and each Loan Group, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the related Mortgage Loans for such period by (y) the number of related Mortgage Loans which had Realized Losses for such period.

     BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss.101-1330.

     BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the Guarantor, the New York Stock Exchange or Federal Reserve is closed or on which banking institutions or the jurisdiction in which the Trustee or the Master Servicer are authorized or obligated by law or executive order to be closed.

     CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

     CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3, with the blanks therein appropriately completed.

     CERTIFICATE GROUP: The Group 1 Senior Certificates, Group 2 Senior Certificates or Group 3 Senior Certificates, as applicable, and the Subordinate Certificates to the extent such Certificates represent an interest in such groups of Certificates.

     CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

     CERTIFICATEHOLDER: A Holder of a Certificate.

     CLASS: With respect to the Certificates, I-A, II-A, R, III-A, B-1, B-2, B-3, B-4, B-5, B-6.

     CLASS FACTOR: With respect to each Certificate, as determined by the Trustee following distributions on any Distribution Date, an amount equal to the Current Principal Amount of such Certificate divided by the Current Principal Amount of such Certificate on the Closing Date.

     CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

     CLASS R CERTIFICATE: Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-4, executed by the Trustee and authenticated and delivered by the Trustee, evidencing the ownership of the Class R-IA Interest, Class R-IB Interest, Class R-II Interest and Class R-III Interest.

     CLASS R-IA INTEREST: The uncertificated sole class of "residual interest" in REMIC IA.

     CLASS R-IB INTEREST: The uncertificated sole class of "residual interest" in REMIC IB.

     CLASS R-II INTEREST: The uncertificated sole class of "residual interest" in REMIC II.

     CLASS R-III INTEREST: The uncertificated sole class of "residual interest" in REMIC III.

     CLOSING DATE: January 31, 2002.

     CODE: The Internal Revenue Code of 1986, as amended.

     COMPENSATING INTEREST PAYMENT: An amount, not to exceed the Servicing Fee, to be applied by the Master Servicer pursuant to Section 6.06 to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement.

     CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: BART 2002-1).

     CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

     CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate, as increased by any Deferred Interest added to the Current Principal Amount thereof in accordance with Section 6.02(h), and as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

     CUT-OFF DATE: January 1, 2002.

     CUT-OFF DATE BALANCE: $162,168,706.

     DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     DEFERRED INTEREST: With respect to any Negative Amortization Loan and any Distribution Date, the amount of accrued interest, if any, which was deferred and added to the Stated Principal Balance of such Negative Amortization Loan under the terms of the Mortgage Loan during the related Due Period.

     DEFICIENCY AMOUNT: With respect to any Distribution Date, the sum of (i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

     DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo Bank Minnesota, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-1 - Distribution Account."

     DISTRIBUTION ACCOUNT DEPOSIT DATE: The Business Day prior to each Distribution Date.

     DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

     DTC CUSTODIAN: Wells Fargo Bank Minnesota, National Association, or its successors in interest as custodian for the Depository.

     DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

     DUE PERIOD: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     EMC: EMC Mortgage Corporation.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT: An event of default described in Section 8.01.

     EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     FHA: Federal Housing Authority or any successor thereto.

     FHA LOAN: Any Mortgage Loan that is insured by the FHA.

     FINAL CERTIFICATION: The certification substantially in the form of Exhibit H-3 to this Agreement.

     FITCH: Fitch, Inc. and its successors in interest.

     FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate, and (ii) a Certificate of any other Class will be deemed to equal 99.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates. Notwithstanding any of the foregoing, on any date on which any Guaranteed Certificates are outstanding or any amounts are owed the Guarantor under this Agreement, the Fractional Undivided Interest evidenced by the Guaranteed Certificates shall be vested in the Guarantor.

     FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

     GROSS MARGIN: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

     GROUP 1 AVAILABLE FUNDS, GROUP 2 AVAILABLE FUNDS OR GROUP 3 AVAILABLE
FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan
Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Master Servicer (and with respect to the Group 1 and Group 2 Senior Certificates, any Prepayment Interest Shortfalls covered by the Guaranty which are not otherwise covered by Compensating Interest Payments) with respect to such Distribution Date, (c) any related Guaranty Payment, (d) any other miscellaneous amounts remitted by the Master Servicer pursuant to this Agreements, and (e) any reimbursed amount in connection with losses on investments of deposits in an account, except:

          (i) all payments that were due on or before the Cut-off Date;

          (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

          (v) amounts representing Monthly Advances determined to be Nonrecoverable Advances;

          (vi) any investment earnings on amounts on deposit in the Protected Accounts and the Distribution Account and amounts permitted to be withdrawn from the Protected Accounts and the Distribution Account pursuant to this Agreement;

          (vii) amounts to pay the Servicing Fees or to reimburse any subservicer or the Master Servicer for such amounts as are due under the applicable Subservicing Agreement and the Agreement and have not been retained by or paid to such subservicer or the Master Servicer; and

          (viii) any expenses, or other amounts reimbursable to, the Trustee or the Paying Agent pursuant to Section 9.05.

     GROUP 1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     GROUP 2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     GROUP 3 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     GROUP 1 SENIOR CERTIFICATES: The Class I-A Certificates.

     GROUP 2 SENIOR CERTIFICATES: The Class II-A Certificates.

     GROUP 3 SENIOR CERTIFICATES: The Class R and Class III-A Certificates.

     GROUP 1 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 2 SENIOR OPTIMAL PRINCIPAL AMOUNT OR GROUP 3 SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

          (i) the applicable Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group, together with the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full during the related Prepayment Period;

          (iii) the lesser of (a) the applicable Senior Prepayment Percentage of all Net Liquidation Proceeds, allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and (b) the applicable Senior Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and

          (iv) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group or related REO Property in the related Loan Group which was purchased by the Mortgage Loan Seller on such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Mortgage Loan Seller with a Substitute Mortgage Loan pursuant to Section 2.04 of this Agreement on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

     GROUP 1 SENIOR PERCENTAGE: Initially, 96.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 1 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period.

     GROUP 2 SENIOR PERCENTAGE: Initially, 96.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 2 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period.

     GROUP 3 SENIOR PERCENTAGE: Initially, 96.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Current Principal Amount of the Group 3 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the beginning of the related Due Period.

     GROUP 1 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                 Group 1 Senior Prepayment Percentage
--------------------------------------------------------------------------------
February 25, 2002 - January 25, 2007     100%
February 25, 2007 - January 25, 2008     Group 1 Senior Percentage plus 70% of
                                         the Group 1 Subordinate Percentage
February 25, 2008 - January 25, 2009     Group 1 Senior Percentage plus 60% of
                                         the Group 1 Subordinate Percentage
February 25, 2009 - January 25, 2010     Group 1 Senior Percentage plus 40% of
                                         the Group 1 Subordinate Percentage
February 25, 2010 - January 25, 2011     Group 1 Senior Percentage plus 20% of
                                         1 Subordinate Percentage
February 25, 2011 and thereafter         Group 1 Senior Percentage

     In addition, no reduction of the Group 1 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%, or
(y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and
(ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011.

     In addition, if the current weighted average Subordinate Percentage is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and
(b)(i) prior to the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Subordinate Principal Balance and (ii) on or after the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage; provided, however, if the current weighted average Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates prior to February 25, 2005 and the above delinquency and loss tests are met, then the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage plus 50% of the Subordinate Percentage.

     Notwithstanding the foregoing, if on any Distribution Date the Group 1 Senior Percentage exceeds the Group 1 Senior Percentage as of the Cut-Off Date, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates are reduced to zero, the Group 1 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

     GROUP 2 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                  Group 2 Senior Prepayment Percentage
--------------------------------------------------------------------------------
February 25, 2002 - January 25, 2007      100%
February 25, 2007 - January 25, 2008      Group 2 Senior Percentage plus 70% of the
                                          Group 2 Subordinate Percentage
February 25, 2008 - January 25, 2009      Group 2 Senior Percentage plus 60% of the
                                          Group 2 Subordinate Percentage
February 25, 2009 - January 25, 2010      Group 2 Senior Percentage plus 40% of the
                                          Group 2 Subordinate Percentage
February 25, 2010 - January 25, 2011      Group 2 Senior Percentage plus 20% of the
                                          Group 2 Subordinate Percentage
February 25, 2011 and thereafter          Group 2 Senior Percentage

     In addition, no reduction of the Group 2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate

Certificates does not exceed 50%, or (y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008,
(b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009,
(c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011.

     In addition, if the current weighted average Subordinate Percentage is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and
(b)(i) prior to the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Subordinate Principal Balance and (ii) on or after the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage; provided, however, if the current weighted average Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates prior to February 25, 2005 and the above delinquency and loss tests are met, then the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage plus 50% of the Subordinate Percentage.

     Notwithstanding the foregoing, if on any Distribution Date the Group 2 Senior Percentage exceeds the Group 2 Senior Percentage as of the Cut-Off Date, the Group 2 Senior Prepayment

Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 2 Senior Certificates are reduced to zero, the Group 2 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

     GROUP 3 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                  Group 3 Senior Prepayment Percentage
-----------------------------------------------------------------------------------
February 25, 2002 - January 25, 2007      100%
February 25, 2007 - January 25, 2008      Group 3 Senior Percentage plus 70% of the
                                          Group 3 Subordinate Percentage
February 25, 2008 - January 25, 2009      Group 3 Senior Percentage plus 60% of the
                                          Group 3 Subordinate Percentage
February 25, 2009 - January 25, 2010      Group 3 Senior Percentage plus 40% of the
                                          Group 3 Subordinate Percentage
February 25, 2010 - January 25, 2011      Group 3 Senior Percentage plus 20% of the
                                          Group 3 Subordinate Percentage
February 25, 2011 and thereafter          Group 3 Senior Percentage

     In addition, no reduction of the Group 3 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%, or
(y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and
(ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2008 and January 2009, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2009 and January 2010, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including February 2010 and January 2011, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after February 2011.

     In addition, if the current weighted average Subordinate Percentage is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and
(b) (i) prior to the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Subordinate Principal Balance and (ii) on or after the Distribution Date in February 2005 cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal the Group 3 Senior Percentage; provided, however, if the current weighted average Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Subordinate Percentage for the Certificates prior to February 25, 2005 and the above delinquency and loss tests are met, then the Group 3 Senior Prepayment Percentage for such Distribution Date will equal the Group 3 Senior Percentage plus 50% of the Subordinate Percentage.

     Notwithstanding the foregoing, if on any Distribution Date the Group 3 Senior Percentage exceeds the Group 3 Senior Percentage as of the Cut-Off Date, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 3 Senior Certificates are reduced to zero, the Group 3 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

     GROUP 1 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 1 Senior Percentage.

     GROUP 2 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 2 Senior Percentage.

     GROUP 3 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 3 Senior Percentage.

     GROUP 1 SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 1 Mortgage Loans, on any Distribution Date, 100% minus the Group 1 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 1 Senior Certificates have each been reduced to zero, the Group 1 Subordinate Prepayment Percentage will equal 100%.

     GROUP 2 SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 2 Mortgage Loans, on any Distribution Date, 100% minus the Group 2 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 2 Senior Certificates have each been reduced to zero, the Group 2 Subordinate Prepayment Percentage will equal 100%.

     GROUP 3 SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 3 Mortgage Loans, on any Distribution Date, 100% minus the Group 3 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 3 Senior Certificates have each been reduced to zero, the Group 3 Subordinate Prepayment Percentage will equal 100%.

     GUARANTEED CERTIFICATES: The Class I-A Certificates and the Class II-A Certificates.

     GUARANTEED INTEREST DISTRIBUTION AMOUNT: For any Distribution Date and the Guaranteed Certificates, the amount, if any (after giving effect to the distributions of the Guaranty Fee and the Guarantor Reimbursement Amount to the Guarantor and Accrued Certificate Interest on the Guaranteed Certificates and any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates), by which (i) sum of (x) the Accrued Certificate Interest payable on the Guaranteed Certificates for such Distribution Date and (y) the Prepayment Interest Shortfalls allocated to the Guaranteed Certificates for such Distribution Date (in an amount not to exceed the Compensating Interest Payments required to be made by the Master Servicer) exceeds (ii) the amount of interest actually paid (without giving effect to any Guarantor Payment) to the Holders of the related Classes of Guaranteed Certificates on such Distribution Date.

     GUARANTEED PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the principal portion of Realized Losses allocated to the Guaranteed Certificates pursuant to Section 4.05.

     GUARANTOR: Fannie Mae, or its successor in interest.

     GUARANTOR INTEREST REIMBURSEMENT AMOUNT: With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guaranty Fees, including the Guaranty Fee due on such Distribution Date, and (ii) the sum of all amounts paid by the Guarantor in respect of Guaranteed Interest Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed, in each case plus accrued and unpaid interest thereon at a rate equal to the prime rate applicable for such Distribution Date as published in the WALL STREET JOURNAL plus 2.0%.

     GUARANTOR PAYMENT: Any payment made by the Guarantor in respect of a Guaranteed Interest Distribution Amount or a Guaranteed Principal Distribution Amount.

     GUARANTOR PRINCIPAL REIMBURSEMENT AMOUNT: With respect to any Distribution Date, the sum of all amounts paid by the Guarantor in respect of Guaranteed Principal Distribution Amounts on all prior Distribution Dates to the extent not previously reimbursed, plus accrued and unpaid interest thereon at a rate equal to the prime rate applicable for such Distribution Date as published in the WALL STREET JOURNAL plus 2.0%.

     GUARANTOR REIMBURSEMENT AMOUNT: With respect to any Distribution Date, the sum of Guarantor Interest Reimbursement Amount and the Guarantor Principal Reimbursement Amount.

     GUARANTY: The obligations of the Guarantor pursuant to Section 4.06.

     GUARANTY FEE: For any Distribution Date and with respect to the Guaranteed Certificates, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the applicable Guaranty Fee Rate for such Guaranteed Certificates on a balance equal to the aggregate Current Principal Amount of the Class I-A Certificates or Class II-A Certificates, as applicable, immediately prior to such Distribution Date, computed on the basis of a 360-day year the twelve 30-day months.

     GUARANTY FEE RATE: The per annum rate set forth in a side letter of the Guarantor, addressed to the Trustee, the Paying Agent, the Seller and the Master Servicer.

     HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 12.02(b) and 12.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained. The Trustee and the Guarantor may conclusively relay upon a certificate of the Seller or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof.

     INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Affiliate of the Seller or the Master Servicer and (c) is not connected with the Seller or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

     INITIAL CERTIFICATION: The certification substantially in the form of Exhibit H-1 to this Agreement.

     INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

     INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs.

     INTEREST ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

     INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

     (a) PARTIAL PRINCIPAL PREPAYMENTS RECEIVED DURING THE RELEVANT PREPAYMENT
PERIOD: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

     (b) PRINCIPAL PREPAYMENTS IN FULL RECEIVED DURING THE RELEVANT PREPAYMENT
PERIOD: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

     (c) RELIEF ACT MORTGAGE LOANS: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act; and

     (d) NEGATIVE AMORTIZATION LOANS: As to any Negative Amortization Loan, the amount Deferred Interest for the related Due Period.

     INTERIM CERTIFICATION: The certification substantially in the form of Exhibit H-2 to this Agreement.

     INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     LOAN GROUP: Loan Group 1, Loan Group 2 or Loan Group 3, as applicable.

     LOAN GROUP 1: The group of Mortgage Loans designated as belonging to Loan Group 1 on the Mortgage Loan Schedule.

     LOAN GROUP 2: The group of Mortgage Loans designated as belonging to Loan Group 2 on the Mortgage Loan Schedule.

     LOAN GROUP 3: The group of Mortgage Loans designated as belonging to Loan Group 3 on the Mortgage Loan Schedule.

     LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02(c) hereof.

     LOST NOTES: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

     MASTER SERVICER: As of the Closing Date, EMC Mortgage Corporation and, thereafter, its respective successors in interest who meet the qualifications of this Agreement.

     MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     MONTHLY ADVANCE: An advance of principal or interest required to be made by the Master Servicer pursuant to Section 6.05.

     MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

     MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of January 31, 2002, between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit G.

     MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     MORTGAGE LOAN SELLER: EMC Mortgage Corporation, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

     MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     MORTGAGOR: The obligor on a Mortgage Note.

     NEGATIVE AMORTIZATION LOAN: Any Mortgage Loan which provides for Deferred Interest.

     NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date and, with respect to the Group 1 and Group 2 Senior Certificates, any Prepayment Interest Shortfalls otherwise covered by the Guaranty on such Distribution Date as part of the Guaranty Interest Distribution Amount.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related subservicer or the Master

Servicer in accordance with this Agreement and (ii) unreimbursed Servicing Advances by the related subservicer or the Master Servicer and Monthly Advances.

     NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate and the Trustee Fee Rate (in each case, expressed as a per annum rate).

     NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer or the Trustee (as successor Master Servicer) and (ii) which, in the good faith judgment of the Master Servicer or the Trustee (or successor Master Servicer), will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer or the Trustee (as successor Master Servicer) from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

     OFFERED CERTIFICATE: Any Senior Certificate or Offered Subordinate Certificate.

     OFFERED SUBORDINATE CERTIFICATES: The Class B-l, Class B-2 and Class B-3 Certificates.

     OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for EMC, the Master Servicer or the Seller.

     ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Closing Date.

     ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Seller.

     OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto, in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

     PERIODIC RATE CAP: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

     PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer each acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

     PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PHYSICAL CERTIFICATES: The Residual Certificates and the Private Certificates.

     PREPAYMENT INTEREST SHORTFALL: Any Interest Shortfall described in clause
(a) of the definition thereof.

     PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

     PRIVATE CERTIFICATES: Any Class B-4, Class B-5 and Class B-6 Certificate.

     PROTECTED ACCOUNT: An account established and maintained for the benefit of Certificateholders and the Guarantor by the Master Servicer or the related subservicer each with respect to the related Mortgage Loans and with respect to REO Property.

     QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

     QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved (i) as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date and (ii) Fannie Mae.

     RATING AGENCIES: S&P and Moody's.

     REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

     RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

     REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: A real estate mortgage investment conduit, as defined in the Code.

     REMIC IA: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group 1 Mortgage Loans and Group 2 Mortgage Loans,
(ii) the related Protected Accounts, (iii) any REO Property relating to the Group 1 Mortgage Loans and Group 2 Mortgage Loans, (iv) the obligations of the Guarantor to the Holders of the Guaranteed Certificates under the Guaranty and
(v) any proceeds of the foregoing.

     REMIC IA REMIC INTERESTS: The REMIC IA Regular Interests and the Class R-IA Interest.

     REMIC IA REGULAR INTERESTS: The REMIC IA Regular Interests, with such terms as described in Section 5.01(c).

     REMIC IB: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Group 3 Mortgage Loans, (ii) the related Protected Accounts, (iii) any REO Property relating to the Group 3 Mortgage Loans and (iv) any proceeds of the foregoing.

     REMIC IB REMIC INTERESTS: The REMIC IB Regular Interests and the Class R-IB Interest.

     REMIC IB REGULAR INTERESTS: The REMIC IB Regular Interests, with such terms as described in Section 5.01(c).

     REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC IA Regular Interests and REMIC IB Regular Interests.

     REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-II Interest.

     REMIC II REGULAR CERTIFICATES: As defined in Section 5.01(c).

     REMIC II SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC II Regular Interests ending with the designation "A," equal to the ratio among:

          (1) the excess of (x) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over (y) the Current Principal Amount of the Group 1 Senior Certificates;

          (2) the excess of (x) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over (y) the Current Principal Amount of the Group 2 Senior Certificates; and

          (3) the excess of (x) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans over (y) the Current Principal Amount of the Group 3 Senior Certificates.

     REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Interests.

     REMIC III CERTIFICATES: The REMIC III Regular Certificates and the Class R-III Interest.

     REMIC III REGULAR CERTIFICATES: As defined in Section 5.01(c).

     REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC IA, REMIC IB, REMIC II or REMIC III to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

     REMIC PROVISIONS: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (iii) any portion of the Servicing Fee, Monthly Advances and Servicing Advances payable to the purchaser of the Mortgage Loan.

     REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

     REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     RESIDUAL CERTIFICATES: Any of the Class R Certificates.

     RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

     RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

     S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

     SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due

Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of the Class B-4, Class B-5 and Class B-6 Certificates:, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER

SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR]."

     SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

     SENIOR CERTIFICATES: The Group 1 Senior Certificates, Group 2 Senior Certificates or Group 3 Senior Certificates.

     SENIOR PERCENTAGE: The Group 1 Senior Percentage, Group 2 Senior Percentage or Group 3 Senior Percentage.

     SENIOR PREPAYMENT PERCENTAGE: The Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage or Group 3 Senior Prepayment Percentage.

     SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section 3.09 hereof to cause insurance to be maintained.

     SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

     SERVICING FEE RATE: 0.375% per annum.

     SERVICING OFFICER: Any officer of the Master Servicer or any subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Master Servicer, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of any subservicer, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Trustee.

     SPECIAL SERVICER: As defined in Section 3.21.

     SPECIALLY SERVICED MORTGAGE LOAN: A Mortgage Loan that (i) has been delinquent in payment with respect to three or more monthly payments (provided, however, that the third such payment shall not be deemed to be delinquent for purposes of this clause (i) until the close of business on the last day of the month in which such payment first became due), and (ii) has been transferred to the Special Servicer in accordance with Section 3.21.

     STARTUP DAY: January 31, 2002.

     SUBORDINATE CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

     SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

     SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of the Subordinate Certificates immediately prior to such Distribution Date):

          (i) the applicable Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Subordinate Prepayment Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Mortgage Loan and the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definitions of Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount and Group 3 Senior Optimal Principal Amount on such Distribution Date;

          (iv) the applicable Subordinate Prepayment Percentage of the sum of
     (a) the Scheduled Principal Balance of each Mortgage Loan or related REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the

     Scheduled Principal Balance of a Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

          (v) on the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates, Group 2 Senior Certificates or Group 3 Senior Certificates have all been reduced to zero, 100% of any Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount and Group 3 Senior Optimal Principal Amount, respectively. After the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

     SUBORDINATE PERCENTAGE: The Group 1, Group 2 or Group 3 Subordinate Percentage, with respect to a Group 1, Group 2 and Group 3 Mortgage Loan, respectively.

     SUBORDINATE PREPAYMENT PERCENTAGE: The Group 1, Group 2 or Group 3 Subordinate Prepayment Percentage, with respect to a Group 1, Group 2 or Group 3 Mortgage Loan, respectively.

     SUBSERVICING AGREEMENT: Any agreement entered into between the Master Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

     SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted, (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan and
(ix) with respect to Substitute Mortgage Loans that are Group 1 Mortgage Loans or Group 2 Mortgage Loans, have had an original principal balance that conformed to Fannie Mae loan limits as of the date of its origination and be otherwise acceptable to the Guarantor. Notwithstanding the foregoing, if the Mortgage Loan being substituted for is an FHA Loan or a VA Loan, the Substitute Mortgage Loan shall also be an FHA Loan or a VA Loan, as the case may be.

     TAX ADMINISTRATION AND TAX MATTERS PERSON: The Trustee or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

     TRUST FUND OR TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

     TRUSTEE: Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Trustee Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

     TRUSTEE FEE RATE: 0.01% per annum.

     UNCERTIFICATED PRINCIPAL BALANCE: With respect to any REMIC IA Regular Interest, REMIC IB Regular Interest or REMIC II Regular Interest, the balance thereof as indicated in Section 5.01, as reduced by amounts allocated thereto in reduction thereof in accordance with Section 5.01.

     UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement, without regard to whether or not such policy is maintained.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     VA: The United States Veterans Administration.

     VA LOAN: Any Mortgage Loan that is guaranteed by the VA.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

     Section 2.01 CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the related Protected Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the subservicers in Protected Accounts, the Master Servicer in the related Protected Account and the Trustee in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy, FHA insurance or VA guaranty (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a) and (vii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, or lost note affidavit with indemnity, (ii) the original Security Instrument, if available, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to "Wells Fargo Bank Minnesota, National Association, as Trustee", with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),
(iv) all intervening assignments of the Security Instrument, if applicable and if available, with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if available
(vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, (vii) any available evidence of FHA insurance or VA guaranty and (viii) originals of all modification agreements, if applicable and if available; with respect to any Mortgage Loans which are cooperative loans, the Seller generally will cause to be delivered to the Trustee: (a) the related original cooperative note endorsed without recourse in blank or to the order of the Trustee or a lost note affidavit with indemnity, (b) the proprietary lease or occupancy agreement, if available, (c) the recognition agreement, if available, and (d) an executed financing agreement, if available and (e) the relevant stock certificate and related blank stock powers, if available; PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller, on the face of such copy, substantially as follows:
"Certified to be a true and correct copy of the original, which has been transmitted for recording"; (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded;
(y) in lieu of the original Mortgage Notes relating to any of the Group 1 or Group 3 Mortgage Loans, an indemnity and lost note affidavit with a copy of the original note, if available, will be provided (which lost note affidavit and indemnity may be in the form of a blanket affidavit and indemnity covering all Lost Notes as of the Closing Date so long as individual affidavits and indemnities are provided to the Trustee within 30 days thereafter); and (z) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between the related Underlying Seller and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Seller, and between the Seller and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the related Protected Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Seller shall cause, at its expense, any available mortgages, intervening assignments, if any, assignments of mortgage, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.01(b). The Seller need not cause to be recorded any assignment in any jurisdiction under any state other than Maryland; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

     Section 2.02 ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust to it by the Seller and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee shall acknowledge with respect to each Mortgage Loan by an Initial Certification substantially in the form of Exhibit H-1 to this Agreement receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller, the Guarantor and the Master Servicer an Interim Certification substantially in the form annexed as Exhibit H-2 to this Agreement. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify the Mortgage Loan Seller. In accordance with the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee of the defect and if the Mortgage Loan Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Mortgage Loan Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Mortgage Loan Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by the Mortgage Loan Seller within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller a Final Certification substantially in the form annexed as Exhibit H-3 to this Agreement. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify the Mortgage Loan Seller and the Guarantor (provided, however, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller shall correct or cure any such defect or EMC shall deliver to the Trustee and the Guarantor an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if the Mortgage Loan Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Mortgage Loan Seller's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Repurchase Price, provided, however, that if such defect relates solely to the inability of the Mortgage Loan Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents. or a certified copy, have not been returned by the applicable jurisdiction, the Mortgage Loan Seller shall not be required to purchase such Mortgage Loan, if the Mortgage Loan Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Mortgage Loan Seller in accordance with Subsections 2.02(a) or (b) above, the Mortgage Loan Seller shall remit to the Master Servicer the Repurchase Price for deposit in the related Protected Account and the Mortgage Loan Seller shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the related Protected Account, the Seller shall notify the Trustee and the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage
Loan), shall release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Mortgage Loan Seller as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Mortgage Loan Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     Section 2.03 ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement. The obligations of the Mortgage Loan Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

     (b) If the Seller or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Mortgage Loan Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Mortgage Loan Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Mortgage Loan Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Mortgage Loan Seller shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the related Protected Account and written notification detailing the components of such Repurchase Price. The Seller shall notify the Trustee and submit to the Trustee a Request for Release in the form of Exhibit D attached hereto, and the Trustee shall release to the Mortgage Loan Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Mortgage Loan Seller, without recourse, as are necessary to vest in the Mortgage Loan Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Mortgage Loan Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

     Section 2.04 SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Mortgage Loan Seller may, no later than the date by which such purchase by the Mortgage Loan Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Mortgage Loan Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee shall notify the Mortgage Loan Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Mortgage Loan Seller shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Mortgage Loan Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Mortgage Loan Seller. After such notification to the Mortgage Loan Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Mortgage Loan Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Mortgage Loan Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee a Request for Release for such Mortgage Loan), the Trustee shall release to the Mortgage Loan Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Mortgage Loan Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Mortgage Loan Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Mortgage Loan Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

     Section 2.05 ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC IA Regular Interests and REMIC IB Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC II REMIC Interests. The Trustee acknowledges receipt of the REMIC IA Regular Interests and REMIC IB Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II REMIC Interests.

     The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC II Regular Interests and the other assets of REMIC II for the benefit of the holders of the REMIC III Certificates. The Trustee acknowledges receipt of the REMIC II Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Certificates.

     Section 2.06 REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee, the Guarantor and the Master Servicer as follows:

          (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                         Servicing of the Mortgage Loans

     Section 3.01 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS. For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.13, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Seller and the Trustee under this Agreement. The Master Servicer shall also follow any applicable bankruptcy court, HUD, FHA or VA requirements and/or regulations, where applicable, regarding the servicing of the Mortgage Loans, including but not limited to any limitations on the ability to institute foreclosure proceedings upon the occurrence of a default in the payment of Monthly Payments, or the making of insurance or guaranty claims.

          Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Trust, the Seller or the Trustee, is hereby authorized and empowered by the Trust, the Seller and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Seller, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Seller and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Seller and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

          In accordance with the standards of the first paragraph of this
Section 3.01, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.03, and further as provided in Section 4.02. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          Section 3.02 REMIC-RELATED COVENANTS.

          For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller, any subservicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

          For as long as each REMIC shall exist, the Master Servicer shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) (i) make or permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (other than, with respect to FHA Loans or VA Loans, as may be required by the FHA, HUD or the VA, as applicable, in connection with servicing regulations for such Mortgage Loans) or
(ii) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (a) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (b) cause any of any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

     Section 3.03 SUBSERVICING; MONITORING OF SUBSERVICERS; ENFORCEMENT OF
                  OBLIGATIONS.

          (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer pursuant to a Subservicing Agreement; provided that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and be acceptable to the Guarantor. Each Rating Agency shall be notified of any subservicing arrangement. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions herein relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through the Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Seller, the Trust, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of any such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

          (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

          (c) The Master Servicer, on behalf of the Trustee and the Certificateholders, shall enforce the obligations of each subservicer under the related Subservicing Agreement, and shall, in the event that any such subservicer fails to perform its obligations in accordance with the related Subservicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such subservicer thereunder and thereafter perform the primary servicing obligations with respect to such Mortgage Loans; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     Section 3.04 SUCCESSOR MASTER SERVICER AND SUBSERVICING AGREEMENTS.

          In the event that, pursuant to Section 8.01 hereof, the Trustee or any other Person shall become Successor Master Servicer, such Successor Master Servicer may, at its option, succeed to any rights and obligations of the predecessor Master Servicer under any Subservicing Agreement in accordance with the terms thereof; provided that such Successor Master Servicer shall not incur any liability or have any obligations in its capacity as servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the predecessor Master Servicer thereunder; and the predecessor Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as Successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Monthly Advances and the Trustee will assume the other duties of the Master Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes Successor Master Servicer pursuant to the preceding sentence. Notwithstanding the foregoing, the Trustee, in its capacity as Successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

          Such predecessor Master Servicer shall, upon request of the Trustee, but at the expense of such predecessor Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

     Section 3.05 RIGHTS OF THE SELLER AND THE TRUSTEE IN RESPECT OF THE MASTER
                  SERVICER.

          Neither the Trustee nor the Seller shall have any responsibility or liability for any action or failure to act by the Master Servicer and none of them is obligated to supervise the performance of the Master Servicer.

     Section 3.06 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

          (a) Except as otherwise provided in this Section 3.06, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.06(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies, FHA insurance or VA guaranty. The Master Servicer, subject to Section 3.06(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.06(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

          (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.06(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. If the aggregate Current Principal Amount of the Class B-3 Certificates has been reduced to zero, the Master Servicer shall not take or enter into any substitution, assumption or modification agreement without obtaining the prior written consent of the Guarantor to such substitution, assumption or modification agreement. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed substitution, assumption or modification agreement as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed substitution, assumption or modification and the reasons for the Master Servicer's decision that such substitution, assumption or modification agreement should be taken or entered into with respect to such Group 1 or Group 2 Mortgage Loan. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested substitution, assumption or modification agreement or written notice of its objection to such substitution, assumption or modification agreement within five Business Days of its receipt of the Master Servicer's request. Such requests shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each substitution, assumption or modification agreement which is entered into after the Current Principal Amount of the Class B-3 Certificates has been reduced to zero, the Master Servicer shall give written notice to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Bond Administration. Such notice shall be delivered within thirty Business Days following the date of such substitution, assumption or modification agreement.

     Section 3.07 RELEASE OF MORTGAGE FILES.

          (a) Upon the payment in full of any Mortgage Loan or the escrow of such amount in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Master Servicer will promptly furnish to the Trustee two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Master Servicer have been or will be so deposited or escrowed) and shall request that the Trustee deliver to the Master Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer and the Trustee shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon the request of the Master Servicer, and delivery to the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Master Servicer. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee, when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee, to the Master Servicer.

          (c) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents furnished to the Trustee necessary or advisable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     Section 3.08 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER
                  TO BE HELD FOR TRUSTEE.

          Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the

Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account or Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

     Section 3.09 MAINTENANCE OF HAZARD INSURANCE.

          The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located with an insurer which is licensed to do business in the state where the Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Protected Account maintained by the Master Servicer. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 4.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (I) the Stated Principal Balance of the related Mortgage Loan,
(ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

          In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.09, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.09, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Master Servicer the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall constitute a Servicing Advance. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Seller and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     Section 3.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

          The Master Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Master Servicer in respect of such Insurance Policies shall be promptly deposited in the Protected Account maintained by the Master Servicer upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.11 [RESERVED].

     Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES
                  AND DOCUMENTS.

          The Trustee shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS; DETERMINATION OF
                  EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

          (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account maintained by the Master Servicer pursuant to Section 4.02). If the Master Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed- in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures. Notwithstanding the foregoing, with respect to the Group 1 or Group 2 Mortgage Loans, if such environmental audit reveals, or if the Master Servicer has knowledge or notice, that the Mortgaged Property securing such Group 1 or Group 2 Mortgage Loan contains such wastes or substances or is within one mile of the site of such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the Guarantor.

          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Master Servicer no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three- year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC IA, REMIC IB, REMIC II or REMIC III as defined in section 860F of the Code or cause any of REMIC IA, REMIC IB, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any of REMIC IA, REMIC IB, REMIC II or REMIC III to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account maintained by the Master Servicer. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

          The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Protected Account on the next succeeding Determination Date following receipt thereof for distribution on the related

Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Master Servicer as additional servicing compensation.

          The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.13; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section
4.02 or this Section 3.13; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

          (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

          (c) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

     Section 3.14 SERVICING COMPENSATION.

     As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

     Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, prepayment charges, late payment charges, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account shall be retained by the Master Servicer to the extent not required to be deposited in the Protected Account pursuant to Section 4.02. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section
3.09 and maintenance of the other forms of insurance coverage required by
Section 3.11) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

     Section 3.15 REO PROPERTY.

          (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement.

Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, subject to the REMIC Provisions.

          (b) The Master Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Protected Account maintained by the Master Servicer.

          (c) The Master Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     Section 3.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

          (a) The Master Servicer shall deliver to the Seller, the Guarantor, the Trustee and the Rating Agencies within 120 days after the end of its fiscal year, commencing with its fiscal year end in 2002, an Officer's Certificate, certifying that with respect to the period ending on its fiscal year end: (i) such Servicing Officer has reviewed the activities of the Master Servicer during the preceding fiscal year or portion thereof and its performance under this Agreement and (ii) to the best of such Servicing Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any subservicer has failed to perform any of its duties, responsibilities and obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

          (b) Copies of such statements shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement shall have been delivered to the Trustee.

     Section 3.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT.

          The Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Guarantor, the Rating Agencies and the Seller within 120 days after the end of each fiscal year, commencing with the fiscal year ending in 2002 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder, upon request, by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If any such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

     Section 3.18  REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

          Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K and shall furnish a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2003, the Trustee shall, in accordance with industry standards and only if instructed by the Seller, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2003, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Seller hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Seller. Such power of attorney shall continue until either the earlier of (I) receipt by the Trustee from the Seller of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Trustee will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

     Section 3.19 ACCESS TO CERTAIN DOCUMENTATION.

          The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, and to the Guarantor, access to any documentation as may be held by the Master Servicer regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the

Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

     Section 3.20 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

     Beginning on the first Business Day of the fiscal quarter immediately following the date on which a Mortgage Loan has become at least 91 days delinquent, the Seller may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Seller makes a payment to the Protected Account maintained by the Master Servicer, covering the amount of the Purchase Price for such Mortgage Loan, and the Seller provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in such Protected Account then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse to the Seller which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding the foregoing, any such optional right of repurchase by the Seller hereunder with respect to a delinquent Mortgage Loan shall, if unexercised, terminate on the earlier of (i) the date on which such delinquency has been cured or (ii) the last Business Day of such fiscal quarter immediately following the date on which such Mortgage Loan became 91 days delinquent, provided however, that such optional right of repurchase shall be reinstated if (a) in the case of clause (I), the related Mortgage Loan shall thereafter again have become 91 or more days delinquent and
(b) in the case of clause (ii), such delinquency shall have been subsequently cured and the related Mortgage Loan shall thereafter again become 91 or more days delinquent in any subsequent fiscal quarter.

     In addition, the Guarantor shall have the right to purchase a Mortgage Loan from Loan Group 1 or Loan Group 2 on the first Business Day immediately following the date on which a Mortgage Loan has become at least 91 days delinquent at the Purchase Price therefor if the Seller does not exercise such right in the manner set forth above; provided, however, the Guarantor shall not be subject to the restrictions set forth in the last sentence of the preceding paragraph.

     Section 3.21 AGREEMENT TO APPOINT SPECIAL SERVICER.

          (a) The Guarantor may require the Master Servicer to enter into a special subservicing agreement with a servicer with expertise in servicing delinquent mortgage loans as designated by the Guarantor (the "Special Servicer") on or after the earliest Distribution Date with respect to which the aggregate Current Principal Amount of the Class B-3 Certificates has been reduced to zero. The Rating Agencies shall be notified of the appointment of any such Special Servicer. Such special subservicing agreement shall relate to the servicing of only Group 1 and Group 2 Mortgage Loans that (x) have been delinquent in payment with respect to three or more Monthly Payments (provided, however, that the third such Monthly Payment shall not be deemed to be delinquent for purposes of this clause (x) until the close of business on the last day of the month in which such Monthly Payment first became due) and (y) have been transferred to the Special Servicer in accordance with this Section
3.21 and the related special subservicing agreement (a "Specially Serviced Mortgage Loan").

     (b) The special subservicing agreement shall be consistent with the provisions of this Agreement, including but not limited to this Section 3.21,
Section 3.03 and Section 3.04, except as provided otherwise in this Section
3.21. In addition, the special subservicing agreement shall be on terms which shall be reasonably acceptable to the Guarantor and the Master Servicer and shall provide, at a minimum that:

          (A) the Special Servicer shall at all times, meet the eligibility criteria described in Section 3.03;

          (B) the Special Servicer shall service only the Specially Serviced Mortgage Loans in a manner consistent with the provisions with this Agreement except as provided otherwise in the special subservicing agreement;

          (C) the Special Servicer shall use the Fannie Mae foreclosure network (and pay the customary fees therefor) for foreclosures and bankruptcies relating to Specially Serviced Mortgage Loans;

          (D) the Special Servicer shall use the Fannie Mae disposition service (and pay the customary fees therefor) for the disposition of REO Property related to Specially Serviced Mortgage Loans;

          (E) the Special Servicer shall make Servicing Advances on the Specially Serviced Mortgage Loans to the same extent and in the same manner as the Master Servicer with respect to the Group 1 or Group 2 Mortgage Loans pursuant to this Agreement;

          (F) the Special Servicer shall be entitled to receive the Servicing Fee with respect to all Specially Serviced Mortgage Loans;

          (G) prior to the transfer of servicing to the Special Servicer, the Master Servicer and the Special Servicer shall have provided all notices relating to such transfer of servicing as required to be delivered to the borrowers by applicable state and federal law;

          (H) the Special Servicer shall indemnify the Master Servicer, the Trust Administrator and the Trustee for any liabilities to them arising from failures of the Special Servicer to perform its obligations according to the terms of the subservicing agreement;

          (I) the Master Servicer shall promptly give notice thereof to the Trustee and the Guarantor of the transfer of servicing to the Special Servicer, including the loan number together with the borrower's name and the unpaid principal balance of the transferred Mortgage Loan at the time of transfer;

          (J) each of the respective obligations, duties, and liabilities of the Master Servicer and the Special Servicer (or either of them) with respect to the servicing of the Specially Serviced Mortgage Loans that have arisen prior to the date on which the servicing of such Specially Serviced Mortgage Loan was transferred to the Special Servicer (the "Effective Date"), or that arise on and after the Effective Date, under this Agreement and the subservicing agreement and that remain unperformed or unsatisfied shall survive any transfer of servicing;

          (K) once a Group 1 or Group 2 Mortgage Loan becomes a Specially Serviced Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan, and shall continue to be serviced by the Special Servicer, until the earlier of the liquidation or other disposition of such Mortgage Loan or the termination of the subservicing agreement, regardless of delinquency status or otherwise;

          (L) the Guarantor may remove the Special Servicer if the Special Servicer at any time fails to meet any of the above criteria or otherwise, in the judgment of the Guarantor, fails to perform according to the terms of the subservicing agreement and the provisions of this Section 3.21; provided that prior to any such removal the Guarantor shall designate a successor Special Servicer meeting the requirements of this Section 3.21, and no removal of a Special Servicer shall be effective until a successor Special Servicer has entered into a special subservicing agreement meeting the requirements of this Section 3.21 and agreed to assume the duties of the Special Servicer or the Master Servicer has undertaken such duties; and

          (M) in connection with any transfer of a Group 1 or Group 2 Mortgage Loan to the Special Servicer as a Specially Serviced Mortgage Loan, the Master Servicer shall execute any appropriate assignments or other documents reasonable and necessary to further the prosecution of the Special Servicer obligations under the special subservicing agreement.

                                   ARTICLE IV

                                    Accounts

     Section 4.01 COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED ACCOUNT.

          (a) The Master Servicer shall make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 6.05. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Master Servicer delivers to the Trustee a certification, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify any of REMIC IA, REMIC IB, REMIC II or REMIC III, the Master Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto and (B) amend any Mortgage Note to extend to the maturity thereof. However, if the Current Principal Amount of the Class B-3 Certificates has been reduced to zero, , the Master Servicer shall not take any action pursuant to the preceding sentence with respect to a Group 1 or Group 2 Mortgage Loan without obtaining the prior written consent of the Guarantor to such modification. The Master Servicer shall submit to the Guarantor with its request for consent, such information related to the proposed modification as can be expected to be needed by the Guarantor to evaluate the Master Servicer's request, including the terms of the proposed modification and the reasons for the Master Servicer's decision that such Group 1 or Group 2 Mortgage Loan should be modified. The Guarantor shall be deemed to have consented to the Master Servicer's request in the event that the Guarantor does not either provide the Master Servicer with its written consent to such requested modification or written notice of its objection to such modification within five Business Days of its receipt of the Master Servicer's request. Requests for modification shall be sent to the Guarantor at: Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Vice President-Loss Mitigation. With respect to each Group 1 or Group 2 Mortgage Loan which is modified after the Current Principal Amount of the Class B-3 Certificates has been reduced to zero, the Master Servicer shall give written notice to the Guarantor to the following address: Fannie Mae, 4000 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attn: Bond Administration. Such notice shall be delivered within thirty Business Days following such modification and shall include information with respect to the modification, including, without limitation, the interest rate, the principal balance and the maturity date of such Group 1 or Group 2 Mortgage Loan before and after such modification.

          (b) The Master Servicer shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a Depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Structured Asset Mortgage Securities Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-1". The Master Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.14;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) any amount required to be deposited by the Master Servicer pursuant to Section 4.01(c) in connection with any losses on Permitted Investments;

          (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09;

          (vii) the Purchase Price for any Mortgage Loan repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.20 of this Agreement and any Substitution Adjustment Amount relating to a Mortgage Loan; and

          (viii) any other amounts required to be deposited hereunder.

          The foregoing requirements for remittance by the Master Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 4.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected

Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.02.

          (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Master Servicer, in Permitted Investments which shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Protected Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Master Servicer into the Protected Account, out of the Master Servicer's own funds.

          (d) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Guarantor, each Rating Agency and the Seller of any proposed change of location of the Protected Account prior to any change thereof.

     Section 4.02 PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.

          (a) The Master Servicer may from time to time make withdrawals from the Protected Account for the following purposes:

          (i) to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.14, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in
     Section 3.14;

          (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Master Servicer's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Master Servicer for any previously made portion of a Servicing Advance or an Advance made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

          (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Master Servicer's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

          (vi) to pay to the Seller, the Seller or itself, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (vii) to pay any expenses recoverable by the Master Servicer pursuant to Sections 3.03, 7.01, 7.03, 7.04 and 9.05 of this Agreement;

          (viii) to withdraw pursuant to Section 4.01 any amount deposited in the Protected Account and not required to be deposited therein; and

          (ix) to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 10.01 hereof.

          In addition, no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Protected Account and remit to the Trustee the amount of Available Funds collected, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account. In addition, on or before the Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by the Master Servicer with respect to the Mortgage Loans.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv),
(v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

     Section 4.03 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW
                  ACCOUNTS.

          To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

          Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to
Section 3.01 (with respect to taxes and assessments and insurance premiums) and
Section 3.09 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

     Section 4.04 DISTRIBUTION ACCOUNT.

          (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

          (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

          (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     Section 4.05 PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION
                  ACCOUNT.


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



          (a) The Trustee will, from time to time, make or cause to be made such withdrawals or transfers from the Distribution Account as follows:

          (i) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (ii) to pay investment income to the Trustee;

          (iii) to pay the Trustee Fee to the Trustee;

          (iv) to remove amounts deposited in error; and

          (v) to clear and terminate the Distribution Account pursuant to
     Section 10.01.

          (b) On each Distribution Date, the Trustee shall distribute the Available Funds in the Distribution Account to the holders of the Certificates in accordance with Section 6.01.

     Section 4.06 THE GUARANTY. On each Distribution Date following receipt of a statement (as set forth in Section 6.04) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute to the Trustee for payment to the Class I-A Certificates and Class II-A- Certificates a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Holders of the Guaranteed Certificates, without first depositing such amount in the Distribution Account, as follows:
(i) the Guaranteed Interest Distribution Amount shall be distributed as interest with respect to the Guaranteed Certificates as provided in clause SECOND of
Section 6.01(a)(i)(A) and (B); and (ii) the Guaranteed Principal Distribution Amount shall be distributed as principal with respect to the Guaranteed Certificates as provided in clause FOURTH of Section 6.01(a)(i)(A) and (B), as applicable.



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



                                    ARTICLE V

                                  Certificates

     Section 5.01 CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of the Closing Date (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates, the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

     The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

     All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     (c) (i) REMIC IA will be evidenced by (x) the REMIC IA Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC IA and (y) the Class R-IA Interest, which is hereby designated as the single


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



"residual interest" in REMIC IA. The REMIC IA Regular Interests and the Class R-IA Interest will have the following designations and pass-through rates:


  REMIC IA
  Interest        Initial Balance      Pass-Through Rate      Related Group
  --------        ---------------      -----------------      -------------

     1            $123,738,889.00              (1)               Group 1
     2            $ 16,228,501.00              (2)               Group 2
 Class R-IA              N/A                   N/A                 N/A

-----------------------------

(1)  The weighted average of the Net Rates of the Group 1 Mortgage Loans.

(2)  The weighted average of the Net Rates of the Group 2 Mortgage Loans.

     Principal and interest shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC IA Regular Interests as such amounts are attributable to the Mortgage Loans in the Related Group.

     (ii) REMIC IB will be evidenced by (x) the REMIC IB Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC IB and (y) the Class R-IB Interest, which is hereby designated as the single "residual interest" in REMIC IB. The REMIC IB Regular Interests and the Class R-IB Interest will have the following designations and pass-through rates:


   REMIC IB
   Interest       Initial Balance     Pass-Through Rate      Related Group
  ----------      ---------------     -----------------      -------------
       I          $22,201,316.00             (1)                Group 3
  Class R-IB            N/A                  N/A                  N/A

----------------------------


(1)  The weighted average of the Net Rates of the Group 3 Mortgage Loans.

     Principal and interest shall be payable to, and shortfalls, losses and prepayments are allocable to, the REMIC IB Regular Interests as such amounts are attributable to the Mortgage Loans in the Related Group.

     (iii) REMIC II will be evidenced by (x) the REMIC II Regular Interests (designated below), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-II Interest, which is hereby designated as the single "residual interest" in REMIC II.

     Distributions shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Related Group (designated below); second, to each REMIC II Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the Related Group over (y) the Current Principal Amount of the Senior Certificate in the Related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to the REMIC II Regular Interest ZZZ. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC II Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the Related Group; second, to each REMIC II Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the Related Group over (y) the Current Principal Amount of the Senior Certificate in the Related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the REMIC II Regular Interest ZZZ.

     The REMIC II Regular Interests and the Class R-II Interest will have the following designations and pass-through rates:


 REMIC II
 Interest         Initial Balance    Pass-Through Rate      Related Group
-----------       ---------------    -----------------      -------------
     1A           $        433.09          (4)                Group 1
     1B           $     12,373.89          (1)                Group 1
     2A           $         56.80          (4)                Group 2
     2B           $      1,622.85          (2)                Group 2
     3A           $         77.72          (4)                Group 3
     3B           $      2,220.13          (3)                Group 3
    ZZZ           $162,151,921.52          (4)                  N/A
 Class R-II             N/A                N/A                  N/A

---------------------------

(1)   The weighted average of the Net Rates of the Group 1 Mortgage Loans.
(2)   The weighted average of the Net Rates of the Group 2 Mortgage Loans.
(3)   The weighted average of the Net Rates of the Group 3 Mortgage Loans.
(4)   The weighted average of the Net Rates of the Mortgage Loans.

          (iv) REMIC III will be evidenced by (x) the Certificates (other than the Class R Certificates) (the "REMIC III Regular Certificates"), which are hereby designated as the "regular interests" in REMIC III and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in Section 5.01(d) and (y) the Class R-III Interest, which is hereby designated as the single "residual interest" in REMIC III.


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



     The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

DESIGNATION      INITIAL PRINCIPAL AMOUNT          PASS-THROUGH RATE
-----------      ------------------------          -----------------
I-A                    $109,408,000.00                    (1)
II-A                   $ 15,660,500.00                    (2)
III-A                  $ 21,424,100.00                    (3)
R (5)                  $         50.00                    (3)
B-1                    $  1,621,700.00                    (4)
B-2                    $  1,621,700.00                    (4)
B-3                    $  1,216,200.00                    (4)
B-4                    $    567,600.00                    (4)
B-5                    $    324,400.00                    (4)
B-6                    $    324,455.58                    (4)

---------------------
     (1) The Class I-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, net of the Guaranty Fee for such Distribution Date. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.772% per annum.

     (2) The Class II-A Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, net of the Guaranty Fee for such Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 6.980% per annum.

     (3) The Class III-A Certificates and the Class R Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date. The Pass-Through Rate with respect to the first interest accrual period is expected to be approximately 6.874% per annum.

     (4) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on each REMIC II Regular Interest ending with the designation "A"; provided that for purposes of such weighted average, the Pass-Through Rate of each such REMIC II Regular Interest shall be subject to a cap and a floor equal to the weighted average of the Net Rates of the Mortgage Loans in the related Group. The Pass-Through Rates with respect to the first interest accrual period is expected to be approximately 6.923% per annum.

     (5) In respect of the Class R-III Interest.

     (d) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC IA Regular Interests, the REMIC IB Regular Interests, the REMIC II Regular Interests and the REMIC Regular Certificates.

     (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such

Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

     (f) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A-3. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

     (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Residual Certificates shall be issued in certificated fully-registered form in the denomination of $50. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

     (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

     (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

     (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

     (k) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

     (l) The following legend shall be placed on the Residual Certificates and Private Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED [in the case of Private Certificates only], UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
     ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION
     EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23
     AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.

     Section 5.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

     (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

          (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

     (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the
Depository:

          (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).



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



          (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

          (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

     (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

          (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

          (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

     (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

          (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

     (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

     (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

     (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for four separate Certificates, each representing such holder's respective fractional undivided interest in the Class R-IA Interest, the Class R-IB Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

     (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

     (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

     Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

     (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee, the Guarantor and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.



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



     Section 5.05 TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

     (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

     (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

     (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust.

     Section 5.06 RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

     (b) The Private Certificates shall each bear a Securities Legend.

     Section 5.07 ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Master Servicer and the Trustee with an Opinion of Counsel satisfactory to the Master Servicer and the Trustee, which opinion will not be at the expense of the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement or (ii) in the case of the Class B-4, Class B-5 and Class B-6 Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

     (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that in the case of the Class B-4, Class B-5 and Class B-6 Certificates, either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or
Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement.

     (c) Neither the Trustee nor the Master Servicer will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

     Section 5.08 RULE 144A INFORMATION. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders

     Section 6.01 DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in February 2002, in an aggregate amount equal to the sum of the Available Funds for such Distribution Date.

          (i) On each Distribution Date, the Available Funds shall be distributed as follows:

          (A) On each Distribution Date prior to the Cross-Over Date, the Group 1 Available Funds will be distributed in the following order of priority among the Group 1 Senior Certificates:

               FIRST, to the Guarantor for payment of (i) the Guaranty Fee and
               (ii) any Guarantor Reimbursement Amount then due;

               SECOND, to the Group 1 Senior Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

               THIRD, to the Group 1 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds;

               FOURTH, to the Group 1 Senior Certificates, the Group 1 Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1 Available Funds, until the Current Principal Amount of the Group 1 Senior Certificates has been reduced to zero.

          (B) On each Distribution Date prior to the Cross-Over Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

               FIRST, to the Guarantor for payment of (i) the Guaranty Fee and
               (ii) any Guarantor Reimbursement Amount then due;

               SECOND, to the Group 2 Senior Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

               THIRD, to the Group 2 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds;

               FOURTH, sequentially, in the following order, to the Class R and Class II-A Certificates, in reduction of the Current Principal Amounts thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amounts thereof have been reduced to zero;

          (C) On each Distribution Date prior to the Cross-Over Date, the Group 3 Available Funds will be distributed to the Group 3 Senior Certificates as follows:

               FIRST, to the Group 3 Senior Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

               SECOND, to the Group 3 Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds;

               THIRD, to the Group 3 Senior Certificates, in reduction of the Current Principal Amount thereof, the Group 3 Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, until the Current Principal Amount of the Group 3 Senior Certificates has been reduced to zero.

          (D) On each Distribution Date, an amount equal to the sum of the remaining Group 1, Group 2 and Group 3 Available Funds after the distributions in paragraphs (A), (B) and (C) above will be distributed to the Group 1, Group 2 and Group 3 Senior Certificates, to the extent the related Available Funds were insufficient to pay the amounts due to the Group 1 Senior Certificates pursuant to clauses SECOND, THIRD and FOURTH of paragraph (A), to the Group 2 Senior Certificates pursuant to clauses SECOND, THIRD and FOURTH of paragraph (B), and to the Group 3 Senior Certificates pursuant to clauses FIRST, SECOND and THIRD of paragraph (C), with any such amounts allocated on a pro rata basis, based on the amount of the insufficiency, and will be distributed to such Senior Certificates in accordance with the order and priority of those clauses of those paragraphs.

          (E) Except as provided in paragraphs (F) and (G) below, on each Distribution Date prior to the Cross-Over Date, an amount equal to any remaining Group 1, Group 2 and Group 3 Available Funds after the distributions in paragraphs (A), (B) and (C) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds.

          (F) On each Distribution Date prior to the Cross-Over Date, but after the reduction of the Current Principal Amount of the Group 1, Group 2 or Group 3 Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Group of Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid Class of Senior Certificates, first to the Group 1 and Group 2 Senior Certificates pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, and then to the Group 3 Senior Certificates; provided, however, that if (i) the weighted average Subordinate Percentage equals or exceeds 7.00% on such Distribution Date and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this paragraph (F) will not be made.

          (G) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group and any Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group, and
          (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Balance of such Class or Classes of Senior Certificates over
          (y) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated in reverse order of the Subordinate Certificates numerical designations, commencing with the Class B-6 Certificates.

          (H) If, on any Distribution Date, (i) the Guarantor exercises its option to purchase the Group 1 and Group 2 Mortgage Loans pursuant to
          Section 10.01, and (ii) distributing the proceeds from such purchase to the remaining Certificates as set forth above in paragraph (E) would result in the aggregate Current Principal Amount of the outstanding Subordinate Certificates being less than 7.00% of their initial Current Principal Amount, then such amount otherwise payable to the Subordinate Certificates will be distributed, first to the Class III-A Certificates, and then to the remaining Subordinate Certificates, on a pro rata basis, in each case in reduction of the Current Principal Amount, until the Current Principal Amount of such Class or Classes of Certificates have been reduced to zero.

     (b) If, after distributions have been made pursuant to priorities FIRST, SECOND and THIRD of clauses (a)(i)(A) and (B) and priorities FIRST and SECOND of clause (a)(i)(C) above on any Distribution Date, the remaining Group 1, Group 2 or Group 3 Available Funds are less than the sum of the Group 1, Group 2 or Group 3 Senior Optimal Principal Amounts such amount shall be reduced, and such remaining funds will be distributed on the related Senior Certificates on the basis of such reduced amount.

     (c) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

     (d) On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Group 1, Group 2 or Group 3 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed, first to the Group 1 and Group 2 Senior Certificates pro rata based upon their Current Principal Amounts immediately prior to such Distribution Date, and then to the Group 3 Senior Certificates, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R Certificates.

     (e) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

     (f) If on any Distribution Date the Available Funds for the Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

     (g) On each Distribution Date, the aggregate amount of Deferred Interest, if any, that is added to the principal balance of the Mortgage Loans on the Due Date occurring in the month in which such Distribution Date occurs will be allocated to each class of Certificates as an Interest Shortfall as described in clause (g) above, on a pro rata basis based on a fraction, the numerator of which is the Current Principal Amount of each such class and the denominator of which is the aggregate Current Principal Amount of such Classes of Certificates, in each case immediately prior to such Distribution Date. Deferred Interest allocated to any Certificate on any Distribution Date will be added to the Current Principal Amount thereof on such Distribution Date and will thereafter bear interest at the then applicable adjustable Pass-Through Rate.

     (h) The expenses and fees of the Trust shall be paid by each of the REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the REMICs.

     Section 6.02 ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

          FIRST, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

          SECOND, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

          THIRD, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

          FOURTH, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

          FIFTH, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

          SIXTH, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

          SEVENTH, to the Senior Certificates as follows:

               (i) FIRST, if the Realized Loss occurs on a Mortgage Loan in a Mortgage Loan Group where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Loan Group is greater than the aggregate Current Principal Amount of the related Senior Certificates, the Realized Loss will be allocated to any Senior Certificates related to a Mortgage Loan Group where the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Loan Group is less than the aggregate Current Principal Amount of the related Senior Certificates (any such amount, the "Group Deficiency Amount"), pro rata, based on the respective Group Deficiency Amount, in each case until the amount by which the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Loan Group in which the

          Realized Loss occurs exceeds the aggregate Current Principal Amount of the related Senior Certificates has been reduced to zero; and

               (ii) SECOND, to the Senior Certificates related to the Mortgage Loan Group in which the Realized Loss occurred, until the Current Principal Amount thereof has been reduced to zero. if such loss is on a Group 1, Group 2 or Group 3 Mortgage Loan, to the Group 1, Group 2 and Group 3 Senior Certificates, respectively, on a pro rata basis.

     (c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

     (d) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

     (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

     (f) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations and
(ii) from and after the Cross-Over Date, the Senior Certificates which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses will be borne by the Subordinate Certificates in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans in any Loan Group will be allocated to the related Senior Certificates.



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



     Section 6.03 PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based the information provided to the Trustee by the Master Servicer pursuant to Section 6.04(a). The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     Payments to the Guarantor on each Distribution Date with respect to the Guaranty Fee will be made by wire transfer of immediately available funds to the following Federal Reserve Account:


             Telegraphic:  FNMA NYC
             ABA:  021039500
             Ref: GR466 02-T2

     Section 6.04 STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall make available to the parties hereto and each Certificateholder via the Trustee's internet website as set forth below, the following information, expressed with respect to clauses
(i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or in the case of the Residual Certificates, an initial Current Principal Amount of $50:

          (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

          (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

          (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

          (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

          (v) the amount of the distribution allocable to interest on each Class of Certificates;

          (vi) the Deficiency Amount, the Guarantor Payments and the Guarantor Reimbursement Amount for such Distribution Date;

          (vii) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

          (viii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

          (ix) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or any subservicer included in such distribution separately stated for each Loan Group;

          (x) the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

          (xi) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date,
     (ii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

          (xii) with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

          (xiii) the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

          (xiv) information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c)


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



     delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

          (xv) for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

          (xvi) for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

          (xvii) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

          (xviii) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

          (xix) the Average Loss Severity for the prior calendar month for each Loan Group;

          (xx) the then applicable Group 1, Group 2 and Group 3 Senior Percentage, Group 1, Group 2 and Group 3 Senior Prepayment Percentage, Group 1, Group 2 and Group 3 Subordinate Percentage and Group 1, Group 2 and Group 3 Subordinate Prepayment Percentage, and

          (xxi) such other information as the Guarantor may reasonably request in such format as reasonably required by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.

     The information set forth above shall be calculated or reported, as the case may be, by the Trustee, based solely on, and to the extent of, information provided to the Trustee by the Master Servicer. Such information shall be provided to the Trustee by the Master Servicer on or before the Determination Date related to each Distribution Date in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Trustee may agree from time to time) containing such data and information, as agreed to be the Master Servicer and the Trustee as to permit the Trustee to provide the information required pursuant to this Section 6.04(a). The Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The


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



Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

     On the third Business Day preceding each Distribution Date, the Trustee shall deliver to the Guarantor (by electronic medium as specified in the next sentence) a statement identifying the Class Factor for each Class of Certificates. The Trustee shall deliver such statement on or before 12:00 noon (New York time) on such day via the internet using the following domain name: bond_admin@fanniemae.com. If a Guarantor Payment will be payable on a Distribution Date, all information required under Section 6.04 must also be similarly delivered to Guarantor on such third Business Day proceeding such Distribution Date. The second consecutive failure by the Trustee to deliver the Class Factor (or to deliver an accurate Class Factor) to the Guarantor shall constitute an event of default and permit the Guarantor to remove the Trustee for cause; provided that the Master Servicer had delivered the information set forth above for the related Distribution Date to the Trustee.

     (b) By April 30 of each year beginning in 2003, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as is necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

     Section 6.05 MONTHLY ADVANCES. The Master Servicer shall, or shall cause the related subservicer pursuant to the Subservicing Agreement to, make an Advance and deposit such Advance in the Protected Account. Each such Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Seller, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a subservicer fails to make a required Advance, the Master Servicer shall be required to remit the amount of such Advance to the Distribution Account.

          In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the

Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

          The Master Servicer shall be entitled to be reimbursed from the Distribution Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 6.05.

          Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 6.05.

     Section 6.06 COMPENSATING INTEREST PAYMENTS. In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in full or in part by the Mortgagor with respect to any Mortgage Loan, the Master Servicer shall, to the extent of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Seller, the Trustee, the Seller, the Trust Fund or the Certificateholders.

                                   ARTICLE VII

                       The Seller and the Master Servicer

          Section 7.01 RESPECTIVE LIABILITIES OF THE MASTER SERVICER AND THE
                       SELLER.

          The Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

          Section 7.02 MERGER OR CONSOLIDATION OF THE MASTER SERVICER OR THE
                       SELLER.

          The Master Servicer and the Seller will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Master Servicer or the Seller, shall be the successor of the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

          Section 7.03 LIMITATION ON LIABILITY OF THE SELLER, THE GUARANTOR, THE
                       MASTER SERVICER AND OTHERS.

          None of the Seller, the Guarantor, the Master Servicer or any of the directors, officers, employees or agents of the Seller, the Guarantor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Seller, the Guarantor, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Seller, the Guarantor, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Seller, the Guarantor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Guarantor, the Master Servicer and any director, officer, employee or agent of the Seller, the Guarantor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Seller, the Guarantor or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Seller, the Guarantor or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Seller, the Guarantor and the Master Servicer shall be entitled to be reimbursed therefor out of the Protected Account as provided by Section 4.02 and out of the Distribution Account as provided in Section 4.05 hereof.

     Section 7.04 LIMITATION ON RESIGNATION OF MASTER SERVICER.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon (x) determination that its duties hereunder are no longer permissible under applicable law or (y) compliance with the following requirements: (i) the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto (such consent not to be withheld unreasonably); (ii) the successor is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and (iii) each Rating Agency shall have delivered to the Trustee written confirmation that the appointment of such successor will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such Rating Agency to any of the Certificates. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     Section 7.05 ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS.

          The Master Servicer shall obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as successor servicer thereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae for persons performing servicing for mortgage loans purchased by Fannie Mae. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VIII

                                     Default

     Section 8.01 EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Guarantor or by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or



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



     (vi) The Master Servicer ceases to be an approved servicer of Fannie Mae.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee, at the direction of the Guarantor, or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     Section 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, or at the request of the Guarantor, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer acceptable to the Guarantor; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as Successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Monthly Advances and the Trustee will assume the other duties of the Master Servicer as soon as


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



practicable, but in no event later than 90 days after the Trustee becomes Successor Master Servicer pursuant to the preceding sentence. Notwithstanding the foregoing, the Trustee, in its capacity as Successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, but subject to
Section 7.06, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, or at the request of the Guarantor, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer acceptable to the Guarantor, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03 NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04 WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the


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



Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05 LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.



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



                                   ARTICLE IX

                             Concerning the Trustee

     Section 9.01 DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

     (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein.

     (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Guarantor or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less



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



     than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (vii) Neither EMC nor the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Trustee and required to be deposited in the Protected Accounts or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Trustee.

     (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of
     Counsel:

          (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

          (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee may require prior to such action that it be provided by the Seller with reasonable further instructions;

          (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

          (x) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Mortgage Loan Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

     Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall not have any responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 9.05 TRUSTEE'S FEE AND COMPENSATION; EXPENSES. The Trustee will be entitled to a Trustee Fee equal to the Trustee Fee Rate multiplied by the aggregate stated principal balance of the mortgage loans as of the end of the due period immediately preceding the Distribution Date. The Trustee Fee Rate is 0.01% per annum. The Trustee will also be entitled to any amounts earned on funds in the Distribution Account.

     The Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.05(a) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee, other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

     Section 9.07 INSURANCE. The Trustee, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08 RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller, the Guarantor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee acceptable to the Guarantor, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or the Guarantor or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Trustee and appoint a successor Trustee acceptable to the Guarantor, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee removed and the successor Trustee.

     (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Guarantor, the Master Servicer and the Trustee so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

     Section 9.09 SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Seller and the Guarantor and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any mailing by the successor Trustee.

     Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as cotrustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

     (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

     (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12 FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; REMIC ADMINISTRATION. (a) For federal income tax purposes, the taxable year of each REMIC shall be a calendar year shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

     (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each REMIC I, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Trustee will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Trustee shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC contained in the Trust Fund (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each REMIC contained in the Trust Fund (which elections shall apply to the taxable period ending December 31, 2002 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss.1.860F-4(d)) for each REMIC contained in the Trust Fund. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC contained in the Trust Fund during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or from acting as agent for the Tax Matters Person, the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

     (c) The Trustee shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

     (d) The Trustee shall prepare and file or cause to be filed, and sign, any state income tax returns required under Applicable State Law with respect to each REMIC contained in the Trust Fund.

     (e) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (f) The Trustee agrees to indemnify the Trust Fund and the Seller for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Section 9.12; provided, the Trustee shall not be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

                                    ARTICLE X

                                   Termination

     Section 10.01 TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS.

     (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Trustee, the Guarantor and the Master Servicer created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

          (i) the repurchase by or at the direction of the Seller or its designee or the Guarantor of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller, the Guarantor and the Trustee at the expense of the Seller, and (c) any unpaid Guarantor Reimbursement Amount and unpaid Guaranty Fee; or

          (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

          (iii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

     (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

     (c) The right of the Seller or its designee to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of REMIC IA, in the case of Groups 1 and 2 or REMIC IB, in the case of Group 3, has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or
(ii) above, the Seller may elect to terminate both REMIC IA and REMIC IB at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans in such REMICs.

     (d) If any of the Class I-A Certificates or Class II-A Certificates are outstanding, the Guarantor shall have the right to purchase all of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, as applicable, at the price set forth in Subsection 10.01(a)(i) above. The right of the Guarantor to purchase all such Mortgage Loans shall be exercisable only if the aggregate Scheduled Principal Balance of the Mortgage Loans in the applicable Loan Group at the time of any such repurchase is less than 5% of the related Cut-off Date Balance.

     (e) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer and the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

     (f) If the option of the Seller to repurchase or cause the repurchase of all the Mortgage Loans under Subsection 10.01 (a)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC IA and REMIC IB. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds with respect to the Group 1 Mortgage Loans are not sufficient to pay all of the Group 1 Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, and then to the Group 1 Senior Certificates on a pro rata basis. If the proceeds with respect to the Group 2 Mortgage Loans are not sufficient to pay all of the Group 2 Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, and then to the Group 2 Senior Certificates on a pro rata basis. If the proceeds with respect to the Group 3 Mortgage Loans are not sufficient to pay all of the Group 3 Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, and then to the Group 3 Senior Certificates on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

     (g) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in the related Protected Account. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee the Mortgage Files for the remaining Mortgage Loans, and the related Protected Account and the Distribution Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(g).

     (h) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

     Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, or if the option of the Guarantor to repurchase the Group 1 and Group 2 Mortgage Loans under Section 10.01 is exercised, the Trust Fund and each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on any or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

          (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of the related REMIC or REMICs in the case of a termination under Subsection 10.01(a)(i), a plan of complete liquidation of REMIC IA and REMIC IB in the case of a termination under Subsection 10.01(c), or a plan of complete liquidation of REMIC IA in the case of a termination under Subsection 10.01(d), provided to it by the Seller meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder.

          (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

          (iii) at or after the time of adoption of such a plan of complete liquidation of any REMIC and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller or Guarantor, as applicable, and such REMIC, as applicable, shall terminate at such time.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Seller or Guarantor, as applicable, and to take such action in connection therewith as may be reasonably requested by the Seller or Guarantor, as applicable, and (ii) appoint the Seller or Guarantor, as applicable, as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each REMIC shall terminate.

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01 INTENT OF PARTIES. The parties intend that each of REMIC IA, REMIC IB, REMIC II and REMIC III shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02 AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Guarantor, the Master Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Master Servicer, the Guarantor, the Seller and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Guarantor, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own respective rights, duties or immunities under this Agreement.

     Section 11.03 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04,
each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05 ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Guarantor, the Seller, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Guarantor, the Seller, or the Master Servicer, as the case may be.

     Section 11.06 GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07 NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Guarantor, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, D.C. 20016, Attention: Vice President Capital Markets (telecopy number (202) 752
6890), or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the Guarantor or (v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10041, Attention:
Residential Mortgage Surveillance. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 11.08 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10 ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12 NOTICE TO RATING AGENCIES AND THE GUARANTOR. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency and the Guarantor with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Master Servicer or the Trustee;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of any Protected Account or the Distribution Account.

         IN WITNESS WHEREOF, the Seller, the Trustee, the Master Servicer and the Guarantor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     STRUCTURED ASSET MORTGAGE
                                     INVESTMENTS INC., as Seller


                                     By: /s/Baron Silverstein
                                        ---------------------------------------
                                     Name:  Baron Silverstein
                                     Title: Managing Director


                                     WELLS FARGO BANK MINNESOTA
                                     NATIONAL ASSOCIATION, as Trustee


                                     By: /s/Stacey Welch Wainwright
                                        ---------------------------------------
                                     Name:  Stacey Welch Wainwright
                                     Title: Officer


                                     EMC MORTGAGE CORPORATION, as
                                     Master Servicer


                                     By: /s/Virginia Darrow
                                        ---------------------------------------
                                     Name:  Virginia Darrow
                                     Title: Attorney-in-Fact


                                     FANNIE MAE, as Guarantor (with respect
                                     to the Class I-A Certificates and the Class
                                     II-A Certificates)


                                     By: /s/Sharon Stieber
                                        ---------------------------------------
                                     Name:  Sharon Stieber
                                     Title: Vice President

Accepted and Agreed as to
Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)
in its capacity as Mortgage Loan Seller

EMC MORTGAGE CORPORATION


By: /s/Virginia Darrow
    -------------------------------------
Name:  Virginia Darrow
Title: Attorney-in-Fact

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On the 31st day of January, 2002 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Managing Director of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                        Notary Public

[Notarial Seal]

STATE OF MARYLAND  )
                   ) ss.:
COUNTY OF HOWARD   )

     On the 31st day of January, 2002 before me, a notary public in and for said State, personally appeared Stacey Welch Wainwright, known to me to be an Officer of Wells Fargo Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ______________________________________
                                        Notary Public

[Notarial Seal]

 DISTRICT OF COLUMBIA )
                      ) ss.:
                      )

     On the 31st day of January, 2002 before me, a notary public in and for said State, personally appeared Sharon Stieber, known to me to be a Vice President of Fannie Mae, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        _______________________________________
                                        Notary Public

[Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On the 31st day of January, 2002 before me, a notary public in and for said State, personally appeared Virginia Darrow, known to me to be an Attorney-in-Fact of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        ________________________________________
                                        Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1

                         FORM OF CLASS [_-A] CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No._                             Variable Pass-Through Rate

Class [_-A] Senior

Date of Pooling and Servicing Agreement      Aggregate Initial Current Principal Amount of
and Cut-off Date:                            this Certificate as of the Cut-off Date:
January 1, 2002                              $___________

First Distribution Date:                     Initial Current Principal Amount of this
February 25, 2002                            Certificate as of the Cut-off Date:
                                             $___________

Master Servicer:
EMC Mortgage Corporation                     CUSIP: ___________

Assumed Final Distribution Date:
August 25, 2024


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2002-1

     evidencing a fractional undivided interest in the distributions allocable to the Class [_-A] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person, except as set forth in the Agreement. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of adjustable rate mortgages loans secured by first lien on one- to four-family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage

Corporation (in such capacity, the "Mortgage Loan Seller") to SAMI. EMC Mortgage Corporation will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), Fannie Mae as guarantor (the "Guarantor") with respect to the Class I-A and Class II-A Certificates, EMC Mortgage Corporation as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the

Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Guarantor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Seller, the Guarantor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans specified in the Agreement is less than the percentage of the aggregate Outstanding Principal Balance of such Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January __, 2002                  WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         Not in its individual capacity but
                                         solely as Trustee


                                         By: _________________________________
                                                  Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [_-A] Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION Authorized signatory of
                                         Wells Fargo Bank Minnesota, National
                                         Association, not in its individual
                                         capacity but solely as Trustee

                                         By: _________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                           ______________________________________________
                                    Signature by or on behalf of assignor


                                          _____________________________________
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-2

                         FORM OF CLASS [B-_] CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO SENIOR CERTIFICATES [AND CLASS B-_ CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW)

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER


                                      A-2-1

ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.]



                                      A-2-1

Certificate No._                            Variable Pass-Through Rate

Class [B-_ ] Subordinate

Date of Pooling and Servicing Agreement     Aggregate Initial Current Principal Amount of
and Cut-off Date:                           this Certificate as of the Cut-off Date:
January 1, 2002                             $_________

First Distribution Date:                    Initial Current Principal Amount of this
February 25, 2002                           Certificate as of the Cut-off Date: $_________

Master Servicer:
EMC Mortgage Corporation                    CUSIP: ___________

Assumed Final Distribution Date:
August 25, 2024


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2002-1

         evidencing a fractional undivided interest in the distributions allocable to the Class [B-_] Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person, except as set forth in the Agreement. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional adjustable rate mortgages loans secured by first lien on one- to four- family residences, units in planned unit developments and individual condominium (collectively, the "Mortgage Loans") sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation (in such capacity, the "Mortgage Loan Seller") to SAMI. EMC Mortgage Corporation


                                      A-2-2
will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), Fannie Mae as guarantor (the "Guarantor") with respect to the Class I-A and Class II-A Certificates, EMC Mortgage Corporation as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an


                                      A-2-3
owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of an Institutional Accredited Investor.]

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Guarantor, the Master Servicer, the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Seller, the Guarantor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee


                                      A-2-4
and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance of such Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.




                                      A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: January __, 2002                  WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         Not in its individual capacity but
                                         solely as Trustee


                                         By: _________________________________
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [B-_] Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION Authorized signatory of
                                         Wells Fargo Bank Minnesota, National
                                         Association, not in its individual
                                         capacity but solely as Trustee

                                         By:__________________________________
                                                  Authorized Signatory

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:
                              _________________________________________________
                                      Signature by or on behalf of assignor


                                         ______________________________________
                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION


                                      A-3-1

OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                      A-3-2

Certificate No. _                                 Variable Pass Through Rate

Class R Senior

Date of Pooling and Servicing                     Percentage Interest: 100.00%
Agreement and Cut-off Date:
January 1, 2002

First Distribution Date:                          Aggregate Initial Current
February 25, 2002                                 Principal Amount of the
                                                  Class R Certificates: $__

Master Servicer                                   Initial Current Principal
EMC Mortgage Corporation                          Amount of this
                                                  Certificate: $__

Assumed Final Distribution Date:                  CUSIP ___________
August 25, 2024



                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2002-1

     evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of adjustable interest rate mortgage loans secured by first liens on one-to-four family residential properties sold by STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Structured Asset Mortgage Investments Inc., the Master Servicer or the Trustee or any of their affiliates or any other person, except as set forth in the Agreement. None of Structured Asset Mortgage Investments Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ______________________________ is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of a pool of adjustable rate mortgages loans secured by first liens on one- to four- family residential properties, units in a planned development and individual condominium (collectively, the "Mortgage Loans")


                                      A-3-3
sold by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation (in such capacity, the"Mortgage Loan Seller") to SAMI. EMC Mortgage Corporation will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among SAMI, as seller (the "Seller"), Fannie Mae as guarantor (the "Guarantor") with respect to the Class I-A and Class II-A Certificates, EMC Mortgage Corporation as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month of the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

          Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted


                                      A-3-4

Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Seller, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.

          In connection with any transfer of this Certificate, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

          This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

          The Certificateholder, by acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller, the Guarantor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement from time to time by the Seller, the Guarantor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly


                                      A-3-5
endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

          No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the Owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of
(i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of such Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

          Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.










                                      A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: January __, 2002                  WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                         Not in its individual capacity but
                                         solely as Trustee


                                         By:___________________________________
                                                   Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION Authorized signatory of
                                         Wells Fargo Bank Minnesota, National
                                         Association, not in its individual
                                         capacity but solely as Trustee

                                         By:____________________________________
                                                   Authorized Signatory








                                      A-3-7

                                   ASSIGNMENT
                                   ----------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



Dated:                           _______________________________________________
                                    Signature by or on behalf of assignor


                                         _______________________________________
                                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to ______________________________________________.

          This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                             [PROVIDED UPON REQUEST]

                                                                       EXHIBIT C

                                   [RESERVED]

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank Minnesota, National Association
     11000 Broken Land Parkway
     Columbia, Maryland 21044

RE: Pooling and Servicing Agreement dated as of January 1, 2002, among SAMI, Fannie Mae as Guarantor with respect to the Class I-A Certificates and the Class II-A Certificates,
     EMC Mortgage Corporation as Master Servicer and Wells Fargo Bank Minnesota,
     National Association, Trustee

     In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_____    1.   Mortgage Paid in Full and proceeds have been deposited into the
              Custodial Account

_____    2.   Foreclosure

_____    3.   Substitution

_____    4.   Other Liquidation

_____    5.   Nonliquidation             Reason: _______________________________

_____    6.   California Mortgage Loan paid in full


                                      By: ______________________________________
                                          (authorized signer)

                                      Issuer: __________________________________
                                      Address: _________________________________
                                      Date: ____________________________________

                                                                       EXHIBIT E

                                        Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF       )
               )ss:
COUNTY OF      )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" as defined in
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Structured Asset Mortgage Investments Inc., Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-1, Class R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Structured Asset Mortgage Investments Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

     4. That the Investor's taxpayer identification number is ________________.

     5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

     6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

     7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                         [NAME OF INVESTOR]


                                         By: ___________________________________
                                             [Name of Officer]
                                             [Title of Officer]
                                             [Address of Investor for receipt of
                                             distributions]

                                             Address of Investor
                                             for receipt of tax
                                             information:

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]

[SELLER]

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York 10167

    Re: Structured Asset Mortgage Investments Inc., Bear Stearns ARM Trust, Series 2002-1 Mortgage Pass-Through Certificates (the "Certificates"), including the [Class B-4, Class B-5, Class B-6] Certificates
          (the "Privately Offered Certificates")
          ----------------------------------------------------------------------

Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, we confirm that:

          (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

          (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

          (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

          (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

          (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of)


                                      F-1-1
               unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                    (A) (1) the sale is to an Eligible Purchaser (as defined
               below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                    (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Bank One, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

         (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

        (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction


                                      F-1-2

               Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE
               96-23 or Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

          (ix) We understand that each of the Class B-4, Class B-5 and Class B-6 Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
               (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF


                                      F-1-3

               THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF ERISA AND THE REGULATIONS TO BE PROMULGATED THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

     "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

     Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of January 1, 2002, among Structured Asset Mortgage Investments Inc., Fannie Mae as Guarantor with respect to the Class I-A Certificates and the Class II-A Certificates, EMC Mortgage Corporation as Master Servicer and Wells Fargo Bank Minnesota, National Association as Trustee (the "Pooling and Servicing Agreement').

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any): ________________________



                                      F-1-4

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:____________________________________
                                                 (Authorized Officer)

                                        [By:___________________________________
                                                 Attorney-in-fact]



                                      F-1-5

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]

                                         By:___________________________________
                                                  (Authorized Officer)


                                         [By:__________________________________
                                                  Attorney-in-fact]



                                      F-1-6

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]                                                                  [Date]


Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York 10167

       Re: Structured Asset Mortgage Investments Inc., Bear Stearns ARM Trust, Series 2002-1 Mortgage Pass-Through Certificates,
            Class B-4, Class B-5 and Class B-6 Certificates
            (the "Privately Offered Certificates")
            -------------------------------------------------------------------

Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

     Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

     Amount: $ _____________________; and

2.   The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

          (x)  /_/   an insurance company as defined in Section 2(13) of the
                     Act/1; or

------------------------

     1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.
                                                                  (continued...)


                                      F-2-1

          (y)  /_/   an investment company registered under the Investment
                     Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;
                     or

          (z)  /_/   a Small Business Investment Company licensed by the U.S.
                     Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

          (aa) /_/ a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

          (bb) /_/ a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

          (cc) /_/ a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

          (dd) /_/ a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

          (ee) /_/ an investment adviser registered under the Investment Advisers Act; or

     b. /_/ greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

     c. /_/ less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

     d. /_/ less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

------------------------

     1    (continued...)

                                      F-2-2

     e. /_/ less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.



     The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

     The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of January 1, 2002, among Structured Asset Mortgage Investments Inc., Fannie Mae, as guarantor with respect to the Class I-A Certificates and the Class II-A Certificates, EMC Mortgage Corporation, as master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee, pursuant to Certificates were issued.

     The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84- 14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.




                                      F-2-3

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                       Very truly yours,

                                       [PURCHASER]


                                       By: _____________________________________
                                                (Authorized Officer)

                                      [By: _____________________________________
                                                Attorney-in-fact]




                                      F-2-4

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                         [NAME OF NOMINEE]

                                         By: __________________________________
                                                  (Authorized Officer)

                                         [By: _________________________________
                                                  Attorney-in-fact]



                                      F-2-5

                                                                       EXHIBIT G

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

                            (Available Upon Request)

                                                                     EXHIBIT H-1


                     FORM OF TRUSTEE'S INITIAL CERTIFICATION



                                              January __, 2002



EMC Mortgage Corporation
222 West Las Colina Blvd., Suite 600
Irving, Texas 75039

          Re: Pooling and Servicing Agreement dated as of January 1, 2002, among Structured Asset Mortgage Investments Inc, Fannie Mae, as Guarantor with respect to the Class I-A Certificates and the Class II-A Certificates, EMC Mortgage Corporation, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-1
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that such Mortgage File contains the related Mortgage Note or a lost note affidavit with indemnity, except for those Mortgage Loans listed on the attached Schedule A.

     The trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.




                                      H-1-1

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                          WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________
















                                      H-1-2

                                                                     EXHIBIT H-2

                      FORM OF TRUSTEE INTERIM CERTIFICATION

                                                 January __, 2002


EMC Mortgage Corporation
222 West Las Colina Blvd., Suite 600
Irving, Texas 75039


     Attention:    Structured Asset Mortgage Investments Inc.,
                   Bear Stearns ARM Trust, Series 2002-1

          Re: Pooling and Servicing Agreement dated as of January 1, 2002, among Structured Asset Investments Inc., Fannie Mae, as Guarantor with respect to the Class I-A Certificates and the Class II-A Certificates, EMC Mortgage Corporation, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to Bear Stearns ARM Trust, Mortgage Pass- Through Certificates Series 2002-1
          ----------------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________








                                     H-2-1

                                                                     EXHIBIT H-3

                       FORM OF TRUSTEE FINAL CERTIFICATION

                                                          January __, 2002


EMC Mortgage Corporation
222 West Las Colina Blvd., Suite 600
Irving, TX 75039

               Re: Pooling and Servicing Agreement dated as of January 1, 2002, among Sructured Asset Mortgage Investments Inc., Fannie Mae, as Guarantor with respect to the Class I-A Certificates and the Class II-A Certificates, EMC Mortgage Corporation, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, relating to Bear Stearns ARM Trust, Mortgage Pass-Through Certificates Series 2002-1
               -----------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in, the above-captioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                             By:_______________________________


                                      H-3-1

                                             Name:_____________________________
                                             Title:____________________________


                                      H-5-1